Exhibit 10.24

Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***], pursuant to Regulation S-K Item 601(b) of the Securities Act of 1933, as amended. Certain confidential information has been excluded from the exhibit because it is (i) not material; and (ii) would be competitively harmful if publicly disclosed.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 1 OF 46

THIS PRODUCT SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of August, 2016 (the “Effective Date”), by and among SUPERVALU INC., a Delaware corporation, in its individual capacity and as agent for any other entity that, directly or indirectly, is owned or controlled by SUPERVALU INC.) (“Supplier”), and THE FRESH MARKET, INC., a Delaware corporation (“TFM”).

WHEREAS, TFM is in the business of marketing and selling various fresh, frozen, refrigerated, packaged and/or other food products and related goods (collectively, the “Products”) at its stores and related facilities throughout the United States (each, a “TFM Store”, and collectively, the “TFM Stores”);

WHEREAS, Supplier is in the business of distributing goods and other products similar or identical to the Products, and has warehouse facilities located throughout the United States (each, a “Supplier Facility”, and collectively, the “Supplier Facilities”) to provide distribution of such Products to motor carriers and related transportation providers for delivery to TFM Stores, all as more particularly described in this Agreement and the attached Exhibits; and

WHEREAS, TFM desires for Supplier to provide distribution of Products to TFM Stores, and Supplier agrees to provide such distribution of Products, all upon the terms as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.     TERM.

(a)     Commencement Date; Term. The parties’ confidentiality obligations contained in this Agreement will commence as of the Effective Date, and all other obligations shall commence as of the Commencement Date (as defined in Section 1(b) below), subject to the provisions of Section 1(b) below. This Agreement shall remain in full force and effect until the fifth (5th) anniversary of the Transition Completion Date (as such term is defined in Section 1(b) below) (the “Initial Term”), unless terminated earlier in accordance with the provisions of this Agreement; provided, however, this Agreement shall renew automatically for additional three (3)-year terms (each, a “Renewal Term” and together with the Initial Term, collectively, the “Term”) unless either party gives the other party not less than one (l)-year prior written notice before the end of any Term of its intent not to renew this Agreement (such one (l)-year period herein referred to as “Deadline for Notice of Non-Renewal”). The parties agree to meet at least six (6) months prior to the Deadline for Notice of Non-Renewal in order to negotiate Supplier’s Fees (as defined in Section 6 below) and other charges during the applicable Renewal Term; provided, however, that during each Renewal Term, the Fees and other charges set forth in Section 6 below shall not increase by more than [***] per year over the Fees and other charges which were in effect for the last year of the immediately preceding Term. Any such agreement to modify fees for a Renewal Term shall be made in writing and signed by both parties and, in the absence of such a written agreement to modify Fees and other charges for the Renewal Term and absent a notice of non-renewal given by either party on or before the Deadline for Notice of Non-Renewal, this Agreement shall continue for the Renewal Term with [***] to the Fees and other charges applicable to the immediately preceding Term.

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(b)     Pilot and Transition. The parties intend that there shall be a “Pilot Period” during which Supplier shall supply various Products to up to thirty (30) TFM Stores. The Pilot Period shall begin October of 2016 or such other date mutually agreed to by the parties (the “Commencement Date”) and end December 31, 2016. The parties acknowledge and agree that TFM will be transitioning from its current supplier of various products, and the parties anticipate such transition will begin on or about January 1, 2017 (the “Transition Beginning Date”) and be completed on a date mutually agreed to by the parties (the “Transition Completion Date”). In the event TFM transitions from its current supplier in an accelerated manner (including on or before the Transition Beginning Date), Supplier shall use its commercially reasonable good faith efforts to provide Products and any related services as soon as possible as contemplated by this Agreement on a date mutually agreed to by the parties.

(c)     Termination. If an order for relief is entered against either party in any bankruptcy proceeding; or if a party makes a general assignment for the benefit of creditors; or if a receiver is appointed for all or a material portion of a party’s property and is not removed within [***] days; or a party commits a material default under this Agreement and such party fails to cure such material default within [***] days after written notice from the other party, then the non-defaulting party may, without prejudice to any other right or remedy, immediately terminate this Agreement by written notice to the defaulting party. Notwithstanding any other provision of this Agreement, TFM has the right to terminate this Agreement at its convenience (“Early Termination”) without any liability hereunder (except as expressly stated below) at any time upon [***] prior written notice to Supplier; provided, however, that any such Early Termination notice shall not be effective until after the [***] anniversary of the Transition Completion Date. In the event of an Early Termination, TFM shall pay Supplier a one-time fee (“Early Termination Fee”) on a pro-rata (day-for-day) basis in accordance with the schedule set forth in Exhibit A; provided, however, [***] portion (as shown on Exhibit A) of any such Early Termination Fee to be paid by TFM shall be reduced by the following amount: [***] Such Early Termination Fee shall be calculated based on, and shall be due as of, the date of termination set forth in the notice of Early Termination.

(d)     Vendor Transition Support. Supplier shall provide market support and otherwise assist TFM in transitioning from its current products supply vendor(s) by providing TFM with a credit on its first Retailer Statement (as defined below in Section 8) issued after the Transition Beginning Date in the amount of [***] (the “Transition Support”).

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The Transition Support shall be documented as a separate line item on such first Retailer Statement. In addition to the Transition Support, subject to and in accordance with the provisions set forth in Exhibit C attached hereto and made a part hereof, Supplier will purchase all “Transferred Merchandise” (as defined in Exhibit C) located in the TFM Current Supplier Facilities (as defined in Exhibit C) on a date mutually agreed to by the parties. The costs of disposing of the Unsaleable Inventory (as defined in Exhibit C) will be paid by TFM. The costs of transporting the Transferred Merchandise to the Supplier Facilities, including without limitation all freight and fuel costs, will be paid by Supplier.

(e)     Wind-Down Period. Upon termination of this Agreement by either party, TFM may elect to continue tins Agreement for up to [***] after the effective termination date by providing Supplier with written notice of the same on or before [***] prior to the effective termination date of the Agreement (the “Wind-Down Period”). During any Wind-Down Period, the parties will continue to perform their respective obligations under this Agreement. In addition, during the Wind-Down Period, Supplier will cooperate and assist TFM in its transition of the services being provided by Supplier under this Agreement: provided, however, during the final [***] of any Wind-Down Period, the Fees and other charges set forth in Section 6 below shall be increased by [***] over the Fees which were in effect immediately prior thereto.

II.     SUPPLIER PROCUREMENT; PRODUCT OBLIGATIONS.

(a)     Product Availability. Supplier shall make available at all times to TFM all stockkeeping units (“Skus”) and related Products that Supplier offers to any and all of its other customers, other than products which are proprietary private label to any other customer. TFM will have access to all new items of Product within [***] days after first available manufacturer ship date. Supplier shall inform TFM prior to discontinuing any Skus. In the event Supplier discontinues or otherwise does not make available a Sku that TFM has been purchasing pursuant to this Agreement in a quantity sufficient to justify maintaining such Sku, then Supplier shall provide a substitution Sku that is substantially similar in both List Price (as defined below in Section 6) as well as type of product, and available at the applicable TFM Stores as was the discontinued or unavailable Sku, to the Sku that is no longer made available, and such substitution Sku shall not be considered as part of the Maximum Additional Skus.

(b)     Product Procurement; Additional Skus; TFM Private Label Products.

(i)     As of the Effective Date, the parties acknowledge and agree that TFM currently sells certain Skus which are not offered for sale or other distribution by Supplier. Supplier agrees to add additional Skus for the specific Products as may be directed by TFM from time to time (the “Maximum Additional Skus”) to be available for procurement by TFM in order to service the TFM Stores in accordance with the table set forth in Exhibit B.

(ii)     In the event TFM requests Skus be added above the Maximum Additional Skus, the parties shall meet and discuss any further costs and expenses related to Supplier procuring availability to TFM of such additional Situs, and additional Maximum

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Additional Skus shall be added upon agreement by the parties. Supplier shall not discontinue any Maximum Additional Sku without TFM’s consent, which consent shall not be unreasonably withheld.

(iii)     TFM Private Label Products. Subject to the provisions of Section 2(b)(i) above which limit the number of additional Skus Supplier will be required to carry, Supplier shall procure and make available to TFM those certain Products, as directed by TFM with respect to the actual Product specifications and the quantities and amounts, and at such time periods as dictated by TFM (subject to the remaining provisions of this Section), which are obtained by Supplier exclusively for TFM to be offered only as a private label Product for TFM (the “TFM Private Label Products”). The parties acknowledge and agree that in no event shall any custom orders entered by Supplier for TFM of Products that are otherwise available to be offered to other customers of Supplier be considered as a TFM Private Label Product. TFM shall cooperate with Supplier and [***] ensure that the TFM Private Label Products purchased by Supplier for TFM do not become obsolete or outdated. In no event shall TFM be responsible for damaged, adulterated, errors in ordering by Supplier, mismanaged rotations, or otherwise compromised Products that are TFM Private Label Products and otherwise caused by the negligence or mismanagement of Supplier. Except in the event of a breach by Supplier under this Agreement, Supplier shall have the right to require TFM to repurchase any TFM Private Label Products and any Exclusive Products (as defined below) acquired by Supplier for TFM that remain at a Supplier Facility following any TFM promotion, and upon termination of this Agreement for any reason, TFM shall purchase all such TFM Private Label Products under Supplier’s care, custody and control as of the date of notice of such termination. As used herein, “Exclusive Product” shall mean any Product (A) which is obtained by Supplier exclusively for TFM and at TFM’s request, (B) which is special ordered by TFM at TFM’s request, (C) which, because of any special design, label, logo, quantity, or other feature, Supplier does not, and would not normally, obtain and maintain as part of its regular inventory, or (D) for which, due to TFM’s requests, the levels of the applicable Products are in excess of what Supplier would customarily carry in its inventory and are levels that Supplier would be unable to utilize in its normal operations within a reasonable period of time and, in the case of excess inventory, only those Product levels that are beyond customary levels shall be deemed Exclusive Products.

(iii)     Warehousing of TFM Private Label Products. Supplier shall provide warehousing of the TFM Private Label Products in Supplier Facilities utilizing industry standard temperature zones (which shall be no less than [***] temperature zones, but no custom zones shall be provided for any TFM Private Label Products).

(c)     Ordering; Outbound Distribution for TFM Stores. TFM shall provide Supplier with each TFM Store’s orders of Products [***] on Sunday through Friday of each week, and Supplier shall use commercially reasonable efforts to deliver to each TFM Store such Products ordered for such TFM Stores [***] the following day (each, a “Delivery Time”, and collectively, the “Delivery Times”). For any orders for Products received by Supplier from TFM for a specific TFM Store after [***], Supplier shall use

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[***] to deliver such Products by [***] on the following day, but in any event, such Products shall be required to be delivered with the orders for Products that are being made by TFM by [***]. the following day. Supplier agrees to provide no less than [***] deliveries per week to each TFM Store. Notwithstanding anything to the contrary contained herein, Supplier shall be available [***] and at all times, to deliver (or cause delivery of) the Products to the TFM Stores, except that delivery schedules during holiday weeks shall be reasonably adjusted but not by more than [***]

III.     MINIMUM PURCHASE REQUIREMENT; PARTIAL EXCLUSIVITY.

(a)     Minimum Case Purchases. During each Annual Period (as defined below in Section 5(a)) during the Term, TFM will endeavor to purchase from Supplier a minimum of [***] cases of Product (the “Minimum Purchase Goal”) for resale at its TFM Stores. In addition, TFM will purchase from Supplier in each of the first [***] Annual Periods, a minimum of [***] cases of Product, and in the aggregate during the Term, a minimum of [***] cases of Product (the “Minimum Purchase Requirement”) for resale at its TFM Stores. In the event TFM does not meet the Minimum Purchase Requirement prior to the end of the [***] Annual Period, TFM shall have the option to extend the Initial Term for [***] to enable TFM to meet the Minimum Purchase Requirement. In the event TFM does not meet the Minimum Purchase Requirement prior to the end of the [***] Annual Period, TFM shall have the option to extend the Initial Term for [***] to enable TFM to meet the Minimum Purchase Requirement. In the event the Initial Term is extended for either a [***] or [***] Annual Period, then the Renewal Term set forth in Section 1(a) above shall be applicable at the expiration of the [***] Annual Period, as applicable. In the event that TFM fails to meet the Minimum Purchase Requirement by the end of the Initial Term (as may be extended pursuant to this Section 3(a)), then TFM shall pay to Supplier on demand an amount equal to: [***] times the difference obtained by subtracting the number of cases of Product actually ordered (excluding any Permitted Outs (as defined below in Section 4(b)) by TFM during the Initial Term (as may be extended pursuant to this Section 3(a)) from [***]

(b)     Promotional Ordering Process. TFM will pre-book with Supplier the store level orders of promotional items for the TFM Stores no less than [***] days in advance of the promotional event. TFM will use its [***] to ensure these pre-book orders represent [***] of the total needs for any such promotional event from Supplier. For displays, shippers, and seasonal orders, TFM will provide additional advanced notice to coincide with product lead times. TFM will be responsible for any leftover promotional Product booked by TFM pursuant to this Section 3(b).

(c)     No Exclusivity. The parties acknowledge and agree that in no event shall Supplier be considered an exclusive provider to TFM of any Products or other goods. In addition, TFM agrees that, for so long as Supplier is supplying TFM with any particular Sku (or Skus) of TFM Private Label Products being supplied by Supplier to TFM Stores serviced by Supplier from time to time, TFM shall not purchase that particular Sku (or Skus) of TFM Private Label Products from any other of its suppliers serving those same TFM Stores being supplied by Supplier at that time; provided, however, in no event shall TFM be prohibited from purchasing any other Sku (or Skus) of TFM Private Label Products from any such other suppliers.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 6 OF 46

IV.     SUPPLIER FILL RATES; SERVICE LEVEL PARAMETERS; KPIs.

(a)     Minimum Fill Rate. Supplier shall maintain minimum Fill Rates (as defined below in Section 4(b)) for each two (2) consecutive non-overlapping weeks (an “Order Period”) as follows (the “Minimum Fill Rate”): (i) during the Pilot Period, [***]; (ii) beginning on the Transition Beginning Date and continuing through the Transition Completion Date, [***]; and (iii) beginning on the day following the Transition Completion Date and continuing throughout the remainder of the Term, [***]. In addition to the Minimum Fill Rate, Supplier shall maintain a minimum pick accuracy with respect to the Products ordered of no less than [***].

(b)     Definition of Fill Rate. As used herein, the term “Fill Rate” shall mean the percentage arrived at by dividing (i) as the numerator, the number of Pieces of Product (for purposes of this Agreement each “Piece” shall mean one Supplier ordering unit) ordered by TFM for delivery within an Order Period and which are delivered (or made available for pick up at Supplier’s Facility if, and to the extent, TFM expressly requests that such Product be made available for pick up by TFM and not delivered to TFM Stores) during such Order Period, and including any Permitted Outs (collectively the “Delivered Product”), by (ii) as the denominator, the amount obtained by subtracting (A) the number of Pieces of Product ordered by TFM but which are not delivered (or made available for pick up at Supplier’s Facility if, and to the extent, TFM expressly requests that such product be made available for pick up by TFM and not delivered to TFM Stores) during such Order Period due to any Permitted Outs (as defined below in this Section 4(b)) from (B) the number of Pieces of Product ordered by TFM for delivery or pick up within such Order Period, excluding any Permitted Outs. By way of example only and not limitation, if the number of Delivered Pieces during a particular Order Period were 9,300, the number of Pieces of Product ordered were 10,000 and the number of Permitted Outs were 400, then the Fill Rate for such Order Period would be ninety-seven percent (97%) (9,300 + 400 = 9,700; 9,700 ÷ by 10,000 = .97). As used herein, the term “Permitted Outs” shall mean Products which are ordered by TFM but which are not delivered due to factors beyond Supplier’s control, which shall be limited to: [***]

(i)     For purposes of Section 4(b), Supplier will only be able to claim a Permitted Out for a “temporarily discontinued item” in the event that Supplier’s vendor of any such Product ordered by TFM has stopped shipping such Product to a Supplier Facility for more than [***] due to recalls or other human consumption health concerns, quality concerns, or vendor production failures that are material to such vendor’s production capabilities and of which the vendor has provided notice to Supplier regarding such material production failures.

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(ii)     For purposes of Section 4(b), with respect to Permitted Outs for “manufacturer/shipper allocations,” Supplier will notify TFM regarding any Product that the vendor has notified Supplier regarding inventory allocations, and Supplier shall ensure TFM receives its fair share of allocated Products of available inventory based on TFM’s percentage of Supplier Facility sales.

(c)     Fill Rate Failures. In the event Supplier fails to maintain the Minimum Fill Rate during any [***] out of any [***], and such failure is not the result of failure by TFM to work cooperatively with Supplier (such as a failure by TFM to maintain up to date Product information for scanning, or appropriate advance notice from TFM with respect to seasonal and promotional items and unusual orders), such failure shall be considered a “Fill Rate Failure”.

(d)     Fill Rate Email Notice. With respect to any Fill Rate Failure, TFM will be entitled to send to Supplier an email notice in the form and manner set forth in Exhibit H (“Fill Rate Email Notice”), provided TFM sends such notice within [***] days following the occurrence of such Fill Rate Failure. Failure to send a Fill Rate Email Notice within [***] days following the occurrence of such Fill Rate Failure will constitute a waiver of any right TFM may have with respect to such Fill Rate Failure (but not with respect to any future Fill Rate Failures).

(e)     Compensation. In the event of a Fill Rate Failure for which TFM provides a Fill Rate Email Notice as provided in Section 4(d) above, TFM will be entitled to compensation for such Fill Rate Failure as follows:

(i)     in the event the Fill Rate is less than [***] but greater than [***], then TFM shall be entitled to compensation which shall be equal to the product obtained by multiplying (A) the difference between the Minimum Fill Rate percentage and the average actual fill rate percentage during such period (the “First Tier Failure Period”) until Supplier achieves the Minimum Fill Rate, times (B) the Pieces of Product ordered by TFM (“ordered” being defined as the TFM Store orders but excluding Permitted Outs), times (C) [***] The parties acknowledge and agree that any Fill Rate Failures during the Pilot Period or the period between the Transition Beginning Date and Transition Completion Date will be calculated at the compensation rate set forth in this Section 4(e)(i).

(I)     By way of example only and not limitation, if Supplier’s actual Fill Rate during a First Tier Failure Period were [***], the Pieces of Product ordered by TFM excluding Permitted Outs were [***] and the delivered Pieces of Product during such Failure Period were [***] then the compensation for such Failure Period would be [***]

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(ii)    in the event the Fill Rate is less than [***], then TFM shall be entitled to compensation which shall be equal to the product obtained by multiplying (A) the difference between the Minimum Fill Rate percentage and the average actual fill rate percentage during such period (the “Second Tier Failure Period, and either individually, or collectively, a “Failure Period”) until Supplier achieves the Minimum Fill Rate, times (B) the Pieces of Product ordered by TFM (“ordered” being defined as the TFM Store orders but excluding Permitted Outs), times (C) [***]

(I)    By way of example only and not limitation, if Supplier’s actual Fill Rate during a Second Tier Failure Period were [***], the Pieces of Product ordered by TFM excluding Permitted Outs were [***] and the delivered Pieces of Product during such Failure Period were [***] then the compensation for such Failure Period would be [***]

(iii)    In no event will Supplier be required to pay TFM any damages with respect to a Fill Rate Failure in excess of the compensation amount. Additionally, the parties acknowledge and agree that in no event will Supplier be required to pay TFM any additional compensation for any cases of Product that have already been included in a Fill Rate Failure calculation and compensation paid to TFM by Supplier.

(f)    Termination of Agreement for Fill Rate Failure. In no event shall TFM have the right to terminate this Agreement for a Fill Rate Failure unless and until Supplier incurs [***] or more Fill Rate Failures below [***] in any [***] period, and TFM provides a Fill Rate Email Notice as provided in Section 4(d) above. Upon the occurrence of the [***] Fill Rate Failure below [***] in a [***] period, TFM shall have the right to terminate this Agreement (with notice to be given by TFM within [***] days after any such [***] Fill Rate Failure below [***] in a [***] period), with no penalty or other liability to TFM hereunder; provided, however, Supplier shall pay, as liquidated damages to TFM, the following amounts for all Fill Rate Failures below [***] for the time period beginning on the Transition Completion Date and ending on the final date of termination of this Agreement, which such liquidated amounts shall be determined as follows: (i) the number of cases of Products that were ordered by TFM during any Fill Rate Failure below [***] but not filled by Supplier, excluding any cases of Products which constitute Permitted Outs; times (ii) [***] of the List Price (as defined below in Section 6(a)), of each case of such Products that went unfilled by Supplier (excluding any cases of Products which constitute Permitted Outs); minus (iii) the amounts paid by Supplier for any Fill Rate Failure below [***] under this Agreement. It is expressly agreed that both parties hereto are familiar with transactions of this type and that the liquidated damages specified above represent a consensual apportionment of the risks of such failures for purposes of this Section 4(f), and that any sums due and owing to TFM under this Section 4(f) shall not be considered a penalty and shall be considered as liquidation of a reasonable portion of damages incurred by TFM as a result of such failures. Supplier shall provide [***] in transitioning such supply of Products to TFM to another provider for TFM (in addition to the

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support to be provided pursuant to Section 1(e) of this Agreement, and in such termination pursuant to this Section 4(f), the additional fees added as part of the Wind-Down Period in Section 1(e) shall be waived by Supplier).

(g)    Service Level Parameters; KPIs. Supplier shall meet each service level parameter (“SLP”) and other key performance indicator (“KPI”) requirements, all as may be mutually agreed to from time to time by TFM and Supplier. Supplier shall provide the service level data (in electronic format or such other form as reasonably requested from time to time by TFM), and any and all other related data and reports as may be requested from time to time by TFM, in order for TFM to properly perform its internal processes for inventory management, demand planning, forward procurement processes and other similar functions.

V.     SALES REBATES; COST SAVINGS. Supplier shall rebate to TFM a portion of TFM’s purchases of Products from Supplier as follows:

(a)    Sales Rebate. Beginning as of the Transition Completion Date, and running one full year and each consecutive year thereafter (each, an “Annual Period”), in the event TFM makes Rebate Purchases (as defined below) from Supplier in excess of [***], Supplier will pay to TFM a rebate (the “Sales Rebate”) of [***] of all Qualifying Rebate Purchases (as defined below in Section 5(b)). The Sales Rebate will be calculated for each Annual Period in arrears, based on the Rebate Purchases during such Annual Period. Any Sales Rebate payable under this Agreement will be shown as a credit on the Retailer Statement sent by Supplier to TFM within [***] following the end of the applicable Annual Period.

(b)    “Qualifying Rebate Purchases” shall be determined by multiplying the total Rebate Purchases for such Annual Period which are in excess of [***] by the Qualifying Percentage (as defined below), and the result of such calculation shall be the amount of Qualifying Rebate Purchases. The “Qualifying Percentage” shall be equal to the following: (i) (A) the total amount of Rebate Purchases for such Annual Period, minus (B) the portion of the total amount of Rebate Purchases for such Annual Period which are for TFM Private Label Products, (ii) divided by the total amount of Rebate Purchases for such Annual Period. By way of example only and not limitation, if the total amount of Rebate Purchases during a particular Annual Period were [***] and the portion of such Rebate Purchases which were for TFM Private Label Products were [***], then the Qualifying Percentage would be [***] and the amount of Qualifying Rebate Purchases would be [***] “Rebate Purchases” shall mean the List Price paid by TFM to Supplier for purchases of Products. Rebate Purchases include Invoiced Crossdocks but do not include any of the following: (a) Fees; (b) Selecting Charges; (c) freight fees or fuel charges or surcharges; (d) so-called “bill-through,” “central bill,” “DSD” and “warehouse direct” purchases which are supplied to TFM by a vendor directly and billed through Supplier; (e) purchases of cigarettes or tobacco products; (f) any Product for which Supplier is prohibited by law from providing a rebate; or (g) Non-Invoiced Crossdocks.

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(c)    Miscellaneous Sales Rebate Provisions. Notwithstanding anything to the contrary contained in this Section 5, Supplier may discontinue paying any Sales Rebate under this Section 5 during the continuance of any Payment Default or any other default by TFM under this Agreement; provided, however, all such outstanding amounts due to TFM shall be paid upon cure of any such Payment Default.

(d)    Cost Savings. The parties acknowledge and agree that each party’s goal is to identify cost savings in all operations pursuant to this Agreement (for example, to explore alternative fuel). As such, the parties agree that senior level representatives from each party shall meet from time to time, but no less than two (2) times annually, to review and discuss opportunities to reduce expenses, in order for the parties to work together mutually to continually reduce overall costs under this Agreement for both parties.

VI.    PRICING; FEES; TAXES; VENDOR FUNDS.

(a)    List Price. As used herein, “List Price” shall mean the following: (i) for national brand Products where manufacturer list price is available, the List Price will be the manufacturer list price based on the bracket that Supplier most frequently purchases the applicable Product, including inbound transportation (and Supplier will further reduce such List Price for any trade deals available to TFM at time of invoice); and (ii) for national brand Products where no manufacturer list price is published, supplies and private label Products other than TFM Private Label Products (such as Wild Harvest), the List Price will be Supplier’s sell price generally available to Supplier’s independent customers (i.e., excluding stores or other customers owned by any Supplier entity) of the applicable Supplier Facility. If TFM negotiates with a vendor a price for TFM Private Label, produce, non-UPC meat or non-UPC deli product, then Supplier shall use commercially reasonable efforts to procure such Product at the same specifications, and the negotiated price will be the List Price for any Product so procured. List Prices are subject to change at any time and from time to time, but List Prices for national brand Products may only be increased or decreased, as applicable, in accordance with any price increases and price declines that Supplier may receive from its supplier of the Products. Supplier shall reflect any such price increases and/or price declines the week after they go into effect; provided, however, Supplier shall make commercially reasonable efforts to notify (which notice will not be written notice in accordance with Section 19 below but will be given electronically in a manner mutually agreed upon by both parties) TFM [***] in advance of effective price increases. The parties will conduct a regular evaluation of Skus distributed by specialty food providers and Supplier.

(b)    Fees.

(i)    Supplier agrees that, during the Term, pricing for Products sold by Supplier to TFM will not exceed (i) the List Price in effect at the time TFM orders such Products, plus (ii) the “Fee” (as set forth below). Beginning on the Commencement Date and continuing through the first Annual Period, the Fee shall be firm at [***] per case of Product. At the beginning of the second (2nd) Annual Period, and at the beginning of each [***] period thereafter, the Fee shall be adjusted upward or downward for the upcoming [***] period, based on the cases of

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Product ordered by TFM (excluding any Permitted Outs and excluding all Non-Invoiced Crossdocks) during the immediately preceding [***] period (with adjustments to case numbers made in accordance with Section 6(b)(ii) below) (“Prior [***] Case Numbers”), as follows:

Prior [***] Case Numbers	Fee
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

(ii)    For purposes of Section 6(b)(i), the Prior [***] Case Numbers shall also be adjusted for: (A) TFM Stores that closed during the immediately prior [***] period; (B) projected new TFM Store openings during the upcoming [***] period; and (C) new categories of Products; provided, that such adjustments shall be reasonable good faith adjustments made by mutual agreement of the parties.

(iii)    The parties acknowledge and agree that in no event shall there be any reconciliation on any upward or downward adjustments pursuant to Section 6(b)(i).

(iv)    The per case Fee may be converted to a percentage fee by category of Product upon agreement by both parties once the initial sales mix is determined. Any established percentage fee would be reviewed on an annual basis if the sales mix to TFM changes.

(v)    For Invoiced Crossdocks (as defined below) and Non-Invoiced Crossdocks (as defined below), the Fee will be [***] per pallet (and there will be no case handling charges for such Invoiced Crossdocks and Non-Invoiced Crossdocks). All pallets (including Invoiced Crossdocks and Non-Invoiced Crossdocks) will be loaded for single TFM Stores only, and Product for more than one TFM Store cannot be mixed in a pallet.

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(vi)    For purposes of this Agreement, “invoiced Crossdocks” shall mean so-called “bill-through,” “central bill,” “DSD” and “warehouse direct” purchases which are supplied to TFM by a vendor via crossdock through a Supplier Facility and billed through Supplier to TFM with Supplier’s consent, and any Product purchases ordered and billed to TFM from Supplier where the shipments are arranged by Supplier and crossdocked through a Supplier Facility.

(vii)    For purposes of this Agreement, “Non-Invoiced Crossdocks” shall mean so-called “bill-through,” “central bill,” “DSD” and “warehouse direct” purchases which are supplied to TFM by a vendor via crossdock through a Supplier Facility but not billed through Supplier.

(c)    Selecting Charges. In lieu of the Fee, Supplier will charge, and TFM will pay, the following selecting charges (collectively, the “Selecting Charges”): (i) [***] for each individually picked item; (ii) [***] for each half-pallet of Product slotted in the applicable Supplier Facility; (iii) [***] for each full pallet of Product slotted in the applicable Supplier Facility; and (iv) [***] for each shipper and display.

(d)    Taxes. All Products purchased by TFM from Supplier that are tangible personal property shall be purchased for resale in the ordinary course of TFM’s business. TFM and Supplier shall comply with pertinent state and local laws regarding the collection and payment of sales, use, and other taxes applicable to all such resale transactions and furnish evidence thereof to the other party as may be reasonably requested from time to time by a party. If any such tangible personal property is put to a taxable use by TFM or is purchased by TFM other than for resale, TFM shall make timely return and payment to the proper taxing authority of all sales, use, and like taxes applicable thereto.

(e)    Vendor Funds. Supplier will provide TFM access to all vendor deals made available to any of Supplier’s other customers, and Supplier will otherwise provide support to TFM to maximize vendor funding.

VII.    DELIVERY; FREIGHT; FUEL; BACKHAUL.

(a)    Delivery. All orders made by TFM to Supplier shall be delivered [***] the applicable TFM Store, except notwithstanding the foregoing, TFM is liable to pay all freight and fuel charges required to be paid by TFM pursuant to Sections 1(d), 7(g) and/or Exhibit E. Title and risk of loss to the Products shall pass upon such delivery to the applicable TFM Store. Time is of the essence with respect to each Delivery Time. Supplier shall cause all Products to be tendered to TFM at the applicable TFM Store in a “driver assist” pallet unload format in a trailer for each stop to each applicable TFM Store (regardless of whether on a multi-stop tour or not): (i) on merchantable pallets, or, in the absence of pallets, in floor-stacked orders; (ii) encased in boxes suitable for handling; and (iii) appropriately stacked and shrink-wrapped. Trailers will be sealed when they leave the Supplier Facility, and on multi-stop deliveries the manager (or other applicable TFM employee) at each TFM Store shall have the option of resealing the trailer before it leaves to go to another TFM Store. An invoice for

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Products will not accompany the Products but will be available for viewing on Supplier’s SV Harbor site (or such other successor site or interface application provided by Supplier from to time for viewing invoices). All deliveries of Products hereunder shall (i) comply, on the date of delivery to the applicable TFM Store, with the minimum shelf life standards for each delivered Product as set forth on Exhibit D attached hereto and made a part hereof, and (ii) be free of damage from loading and unloading (including any damage caused by defective or poorly built pallets). All transport of Products shall be performed, when necessary or desirable, in temperature controlled containers for the entirety of the transport.

(b)    Minimum Delivery Rate. Supplier shall use commercially reasonable efforts to ensure that the following percentages (the “Minimum Delivery Rate”) of truck deliveries shall be made [***] (as defined in Section 2(c) above): (i) during the Pilot Period, [***]; (ii) beginning on the Transition Beginning Date and continuing through the Transition Completion Date, [***]; and (iii) beginning on the day following the Transition Completion Date and continuing throughout the remainder of the Term, [***]. A “Delivery Rate Breach” shall be deemed to occur in the event Supplier fails to maintain the Minimum Delivery Rate on average across any [***], to the extent such failure is not the result of failure by TFM to provide adequate delivery dock availability. Any failure to meet the Minimum Delivery Rate caused by a force majeure event or routes included in national weather emergency days shall be excluded in calculating the Minimum Delivery Rate. Following receipt of an email notice in the form and manner set forth in Exhibit I (“Delivery Rate Email Notice”), provided TFM sends such notice within [***] days following Supplier’s notification to TFM that there has been an occurrence of a Delivery Rate Breach, TFM will be entitled, as its exclusive remedies (except as otherwise set forth in Section 7(c) and 7(d) of this Agreement) for any such Delivery Rate Breach, as follows:

(i)    a late delivery fee of [***] for each individual TFM Store delivery below the Minimum Delivery Rate;

(ii)    in the event of [***] Delivery Rate Breaches in any [***] period during the Term, TFM shall have the right to require Supplier to utilize a new third-party carrier to provide the transportation of Products to TFM Stores; and

(iii)    in the event the Minimum Delivery Rate falls below [***] on average across any [***] on [***] occasions in any [***] period, then TFM shall have the right to terminate this Agreement with no penalty or other liability to TFM hereunder; provided, however, as liquidated damages in the event of any such termination pursuant to this Section 7(b)(iii), Supplier shall pay the following amounts for all Fill Rate Failures below [***] for the time period beginning on the Transition Completion Date and ending on the final date of termination of this Agreement, which such liquidated amounts shall be determined as follows: (i) the number of cases of Products that were ordered by TFM during any Fill Rate Failure below [***] but not filled by Supplier, excluding any cases of Products which constitute Permitted Outs; times (ii) [***] of the List Price, of each case of such Products that

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went unfilled by Supplier (excluding any cases of Products which constitute Permitted Outs); minus (iii) the amounts paid by Supplier for any Fill Rate Failure below [***] under this Agreement. It is expressly agreed that both parties hereto are familiar with transactions of this type and that the liquidated damages specified above represent a consensual apportionment of the risks of such failures for purposes of this Section 7(b)(iii), and that any sums due and owing to TFM under this Section 7(b)(iii) shall not be considered a penalty and shall be considered as liquidation of a reasonable portion of damages incurred by TFM as a result of such failures. Supplier shall provide commercially reasonable good faith cooperation in transitioning such supply of Products to TFM to another provider for TFM (in addition to the support to be provided pursuant to Section 1(e) of this Agreement, and in such termination pursuant to this Section 7(b)(iii), the additional fees added as part of the Wind-Down Period in Section 1(e) shall be waived by Supplier).

(c)    Notwithstanding anything to the contrary contained herein, if Supplier fails to deliver to any single TFM Store within [***] of the scheduled delivery time for [***] deliveries to the same TFM Store, except for any delivery failure caused by a force majeure event or routes included in national weather emergency days or failure by TFM to provide adequate delivery dock, then Supplier shall pay a late delivery fee of [***] for each such TFM Store with [***], and each [***] late delivery thereafter.

(d)    Notwithstanding anything to the contrary contained herein, except for any delivery failure caused by a force majeure event or routes included in national weather emergency days, in the event a shipment is scheduled to arrive on a particular day to a TFM Store, and such shipment does not arrive at all by the close of business of such day to which it was to be delivered, a late delivery fee of [***] shall apply to each such shipment for each day that such shipment is delayed beyond the scheduled day of delivery; provided, however, in no event shall such late delivery fee be triggered for deliveries in which [***] are not delivered.

(e)    Real Time Visibility. If the technology is available through the third party carriers who will be transporting Product, Supplier shall secure TFM with access to any and all technology in such third party carrier’s possession and related delivery / transportation management systems in third party carrier’s possession to allow real-time visibility and tracking by TFM of all deliveries of Product to TFM Stores.

(f)    TFM Product Acceptance/Rejection. All deliveries of Products to each TFM Store are subject to TFM’s acceptance or rejection of such Products. TFM may reject Products if TFM did not order the Products delivered or if the Products delivered are not in compliance with this Agreement. TFM shall report any product overages or shortages, rejections due to mispicks, damage to Products, and the delivery of Products which do not otherwise meet the Product specifications. All claims and credits requested by TFM shall be subject to Supplier’s credit policy attached hereto as Exhibit G and made a part hereof.

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(g)    Freight and Fuel. TFM shall reimburse Supplier for all freight and fuel charges (including without limitation fuel surcharges), in addition to the List Prices, Fees and Selecting Charges for the Products, related to the transportation of the Products from the applicable Supplier Facilities to the TFM Stores, and any recycling/reclamation items from the TFM Stores (the “Transportation Charges”), all as more specifically set forth on Exhibit E. Supplier acknowledges and agrees that Supplier shall utilize the most efficient and timely transportation routes for each shipment of Products from each Supplier Facility to each TFM Store. At no point during the Term of this Agreement shall Supplier make changes to the transportation routes or structure that would increase transportation costs to any TFM Store.

(h)    Backhaul. Supplier agrees to give TFM priority over other providers/carriers on backhaul opportunities for TFM vendors which are not currently handled in Supplier’s distribution centers. TFM’s priority is subject to TFM charging competitive rates for backhaul. Based on the competitiveness of TFM rates, backhaul opportunities for the entire Supplier network shall be made available to TFM. Supplier recognizes TFM has historically earned backhaul revenue of approximately [***] on an annual basis (“TFM Backhaul Revenue”). Supplier will use [***] to provide TFM the opportunity to earn backhaul revenue at or in excess of these historic levels. For purposes of any backhaul opportunities, once TFM achieves the earned TFM Backhaul Revenue on an annual basis, Supplier shall pay no less than [***] of any additional new backhaul allowance for such annual period received from the manufacturer to TFM.

VIII.    PAYMENTS; DEFAULT; PACA.

(a)    Invoices; Payment; Default.

(i)    All purchases of Products by TFM, and any other costs and fees due to Supplier from TFM, will be billed to TFM on a [***] basis, taking into account such purchases of Products, and costs incurred, by TFM, on a [***] period from [***] as well as any credits (which shall be set forth on a separate line item) due to TFM pursuant to this Agreement, all of which shall be consolidated into one summary recap of all TFM Store retailer statements and charges (each, a “Retailer Statement”). TFM acknowledges that it will have access to all TFM Store individual invoices and retailer statements through SVHarbor (or such other successor site or other similar application for invoice viewing). Supplier shall provide TFM with Retailer Statements via electronic method on each Friday immediately following the end of such [***] billing period. In the event any [***] is a legal holiday, the Retailer Statement may be issued the following [***].

(ii)    TFM shall remit payment to Supplier for the entire amount of the Retailer Statement. Payment shall be made by TFM to Supplier no later than [***] following the day on which the Retailer Statement is issued (each, a “Payment Due Date”). All payments shall be in immediately available funds and shall be sent to Supplier utilizing one of the following payment methods at TFM’s sole discretion: (A) permit Supplier to pull funds from a designated TFM account equal to the entire amount of the Retailer Statement via Automated Clearing House, with immediately available funds provided to Supplier no later than the Payment Due Date; or (B) pay the

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entire amount due to Supplier by Automated Clearing House or by wire transfer initiated by TFM to Supplier’s account in accordance with Supplier’s written instructions with immediately available funds provided to Supplier no later than the applicable Payment Due Date.

(iii)    TFM will be considered in default of payment if TFM fails to pay when due any amount owed to Supplier under this Agreement (each, a “Payment Default”); provided, however, that any delay in payment caused by bank error, if Supplier receives confirmation by [***] on the Payment Due Date from the bank that the payment failure resulted from a bank error, shall not be deemed a Payment Default if payment in full is made within [***] of when such payment is due. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Payment Default, Supplier may immediately, in its sole discretion, without the necessity of providing notice to TFM, take any or all of the following actions for any such occurrences of Payment Default until such Payment Default is cured: (A) condition delivery of Products and/or services on TFM’s prepayment by wire transfer of immediately available funds; or (B) withhold any or all amounts due by Supplier to TFM under this Agreement.

(iv)    Disputed Amounts. If TFM disputes any amount set forth in a Retailer Statement, TFM will pay such Retailer Statement as set forth above, provided TFM shall contact Supplier’s customer service department for a refund or other credits according to Supplier’s credit policy as set forth on Exhibit G. In the event Supplier does not issue a refund or other credit on any such disputed amounts, and TFM in good-faith still disputes such amounts, TFM shall be allowed to set-off or otherwise deduct from the amounts owed on the next Retailer Statement such disputed amounts from the previous Retailer Statement for which TFM sought credit from Supplier’s customer service department according to Supplier’s credit policy as set forth on Exhibit G but for which TFM believes in good faith it was denied credit (and such set-off or other deduction shall not be considered a Payment Default for purposes of this Agreement), and not otherwise be required to pay such good-faith disputed amounts until resolved by mutual agreement of the parties; provided, however, in no event shall TFM exceed more than [***] in outstanding set-off amounts at any one time. TFM and Supplier, if mutually agreed upon, may elect to move to a credit allowance program, or if TFM’s credit requests exceed the average of other customers of Supplier’s supplying distribution center, the parties may upon mutual agreement, switch TFM to Supplier’s credit allowance. In the event of a manifest billing error in the Retailer Statement, TFM agrees to endeavor to notify Supplier of such error prior to the Payment Due Date. Supplier agrees to cooperate with TFM in correcting the Retailer Statement and to issue a corrected Retailer Statement as soon as practicably possible after receiving TFM’s notification. If Supplier is unable to issue a corrected Retailer Statement by the Payment Due Date, then TFM agrees that it will pay Supplier all amounts in the non-corrected Retailer Statement, excepting only the manifest billing error amounts, on the Payment Due Date, and TFM will pay any other amounts on the next Payment Due Date, after the manifest billing error has been corrected.

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(b)    PACA Payment Rights. TFM acknowledges and agrees that some of the Products sold by Supplier to TFM are sold subject to and with reservation of Supplier’s rights and remedies under PACA, and that invoices issued by Supplier in connection with this Agreement will contain provisions relating to such rights. By means of example and not limitation, the invoices may include the following language:

“The perishable agricultural commodities listed on this invoice are sold subject to the Statutory Trust authorized by Section 5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499 (e) (c)). The seller of these commodities retains a trust claim over these commodities, all inventories of food or other products derived from these commodities, and any receivables or proceeds from the sale of these commodities until full payment is received. Supplier is entitled to interest at the highest rate allowed by law on delinquent amounts and attorneys ‘fees and costs in pursuing collections.”

(c)    Interest. All amounts due pursuant to this Agreement will bear interest from the date due until the date paid at the annual rate of [***], or the highest rate allowed by law, whichever is lower.

IX.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)    At all times during the Term, each party represents, warrants and covenants to the other party that:

(i)    it shall possess all permits, licenses and certifications required by any federal, state or local governing body, as applicable and required pursuant to its obligations with respect to this Agreement;

(ii)    as applicable for such party, it shall operate in material compliance with all laws, rules, regulations and ordinances governing or related to the subject matter of this Agreement, and will meet all requirements that may from time to time be specified in regulations now enforced or hereafter promulgated by any federal, state or local governing body, or otherwise related to each party’s performance under this Agreement, including but not limited to the Food Safety Modernization Act (“FSMA”), the Perishable Agricultural Commodities Act of 1930 (7 U.S.C. 499) (“PACA”), Federal Food, Drug and Cosmetic Act of 1938 (the “FD&C Act”), Federal Meat Inspection Act of 1906, Poultry Meat Inspection Act of 1957, FDA Procedures for Safe and Sanitary Processing and Importing of Fish and Fishery Products (Seafood HACCP), Public Health Security and Bioterrorism Act of 2002, and any amendments, rules, regulations, ordinances and successor laws thereto; and

(iii)    executing this Agreement will not cause, and complying with this Agreement’s terms will not require, either party to breach any other contract to which it is a party, including but not limited to any contracts with any third-party supplier.

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(b)    At all times during the Term, Supplier represents, warrants and covenants to TFM that:

(i)    it will ensure high food safety standards for each Supplier Facility, and shall otherwise provide certifications (and copies thereof) to TFM related to food safety programs as obtained, including annual Global Food Safety Initiative Standards (GFSI) audit at each Supplier Facility;

(ii)    Each Supplier Facility will include any plans required by law, including a seafood plan in accordance with the Hazard Analysis and Critical Control Point (HACCP) and a food safety plan in accordance with the rules promulgated under FSMA’s Hazards Analysis and Risk-Based Preventive Controls for Human and Animal Food (HARPC);

(iii)    as of the date of each delivery of Products to any TFM Store, Supplier shall have all right, title, and interest in and to the Products and all rights necessary to transfer such rights and title to TFM free of any lien, pledge, hypothecation or other encumbrance;

(iv)    Supplier shall not cause any Products supplied hereunder, while in Supplier’s possession, to become adulterated or mis-branded within the meaning of such terms as set forth in the FD&C Act;

(v)    Supplier shall keep all Products supplied hereunder, while in Supplier’s possession, in the same condition as the Products were received and shall not otherwise re-label, re-package or otherwise tamper with such Products while same are in the care, custody and control of Supplier;

(vi)    Supplier is willing and able to undertake and perform its obligations under this Agreement pursuant to the requirements set forth in this Agreement, and will perform such obligations in a safe and workmanlike manner and in accordance with industry practices;

(vii)    Supplier shall provide the personnel necessary and sufficient to perform all Supplier obligations set forth in this Agreement; and

(viii)     Supplier shall never store in proximity to the Products any other items which may be incompatible with storage of food products for human consumption.

X.    QUALITY CONTROL.

(a)    Product Inspections and Inventory Procedures. Supplier shall inspect all inbound Products to its Supplier Facilities to ensure the Products are correct as ordered and identified as required herein, and will otherwise be available for proper tender to TFM at the applicable Delivery Times.

(b)    Quality Control Audits. Supplier shall regularly inspect Product dates and the quality and integrity of all Products for conformance to the requirements of this Agreement. Supplier, at its sole cost and expense, shall designate a quality assurance representative at each Supplier Facility. TFM shall have the right, at any and all times, upon [***] prior written notice, to review and audit the Supplier Facilities for quality issues and to confirm compliance with this Agreement.

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(c)    Product Standards and Recalls. Upon notification by a regulatory agency, product manufacturer, or through any other means of the need for a recall or market withdrawal of any Products supplied to TFM, Supplier will notify TFM in accordance with all applicable laws and Supplier’s recall processes. Upon such notification by Supplier, TFM agrees to take all steps as are reasonably necessary to execute on the recall or market withdrawal in a timely and complete manner. Unless the recall or market withdrawal is caused by any action or omission by Supplier while the Products were in Supplier’s possession and control, the parties shall each bear their own respective costs associated with executing the recall or market withdrawal. For actions other than a recall or market withdrawal involving a Supplier private brand or a TFM Private Label Products supplied by Supplier, Supplier will work with TFM to accommodate reasonable requests such as a stock recovery, product correction, and/or advisory safety communication, consistent with any direction provided by any governing regulatory agency and/or all applicable laws and regulations governing such action. Supplier shall have the right to direct the manner, text, and timing of any associated publicity with any Supplier private brand.

XI.    SERVICES.

(a)    Category Management Support. Supplier will provide category management support for the agreed-upon schedule by TFM and Supplier, provided some of such support, such as SVInsights, may be subject to fees or charges.

(b)    Other Services. Supplier provides to its customers, for various fees, certain services. Supplier shall provide the following services free of charge to TFM: SVInsights basic, SV Harbor, Data Exchange (one connection to TFM office) and e-deals. Supplier shall make any additional services generally offered by Supplier to its customers available to TFM. The parties shall negotiate to develop and enter into a services agreement if TFM determines the need for additional services.

XII.    SUPPLIER SUPPORT OBLIGATIONS. In addition to the other obligations of Supplier contained in this Agreement, Supplier shall provide the following support to TFM:

(a)     Supplier Personnel. Supplier shall assign, at no additional expense to TFM, certain personnel of Supplier dedicated to assisting TFM’s account with Supplier as part of this Agreement, including but not limited to Supplier personnel designated for each of the following positions: (i) Transportation Manager; (ii) Account Manager; (iii) Account Analyst; and (iv) a dedicated Customer Service Account Representative for TFM. Such personnel of Supplier shall be located at Supplier’s offices, or at TFM’s sole discretion, certain facilities of TFM (except for the Customer Service Account Representative, who shall be located at Supplier’s offices), or as otherwise mutually agreed to by the parties from time to time. Supplier expects that such personnel will be dedicated on a full-time schedule to each such aforementioned position. Notwithstanding any of the foregoing, Supplier shall have full control, direction, supervision, hiring, firing, discipline and any other related decision-making over such Supplier personnel, and in no event shall any such personnel of Supplier be considered or otherwise deemed an employee or agent of TFM.

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(b)    Recycling. Supplier will assist TFM with the return of baled cardboard, plastic recycling and pallets, with the intent that such items will be picked up from the TFM Stores on no less than a weekly basis. Supplier will share any net revenue for such recycled cardboard and plastic items, less Supplier’s warehouse and handling costs, and any freight and fuel charges, at a rate of [***] to Supplier and [***] to TFM. Such amount shall be calculated for each Annual Period in arrears and will be shown as a credit on the Retailer Statement sent by Supplier to TFM within [***] weeks following the end of the applicable Annual Period.

(c)    Reclamation. Supplier shall rebate to TFM [***] of reclaimed Products’ standard retail price received by Supplier from vendors of the Products purchased by TFM from Supplier and reclaimed by TFM in accordance with Supplier’s reclamation program as more specifically set forth on Exhibit F, as same may be reasonably modified by Supplier from time to time. Such reclamation rebate shall not apply to TFM Private Label Products, any other private label Products, or any other Products subject to swell agreements. This reclamation rebate shall be calculated for each Annual Period in arrears and will be shown as a credit on the Retailer Statement sent by Supplier to TFM within [***] weeks following receipt by Supplier of the necessary data from its reclamation provider.

(d)    Coupon Processing. TFM shall process manufacturer coupons through Supplier and receive standardized per coupon handling rate for Supplier wholesale customers as published by Supplier from time to time. Such coupon processing rates represent the amount of handling fees that will be paid to TFM per manufacturer coupon verified by Supplier’s third party clearinghouse. The tiers are based on combined manufacturer coupon volume by client of Supplier. As of the Effective Date, such coupon processing rates are as follows:

[***] Volume	Coupon Handling Rate
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

Qualifying volume includes the verified manufacturer coupon volume of all TFM Stores owned and/or operated by TFM and which are processed under the Supplier wholesale coupon program. Volume will be reviewed [***] and qualifying volume is based on the quantity of manufacturer coupons verified by Supplier’s third party coupon clearinghouse in the previous [***]. By way of example only and not limitation, if TFM processed [***] coupons during any [***] the rate paid on such coupons would be [***] per coupon resulting in a total payment of [***]

(e)    Data; Reports; Ownership. Supplier shall provide TFM with delivery information, freight, landed costs, case charges, all store credit information, fill rates by items, category, buyer, and other information and data relating to the business conducted pursuant to this Agreement, in a form as may be reasonably requested from time to time by TFM. All such data and reports shall be mutually owned by Supplier and TFM. TFM has the right to store,

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utilize, manipulate, analyze or otherwise use or perform any analysis or function to such data as TFM may choose, at any time, and for whatsoever reason, subject to the confidentiality obligations set forth herein.

(f)    Supplier shall assist TFM with the administrative process of Product bill-backs and help collect funds from such bill-back form invoice deductions in accordance with the following:

(i)    Accounts Receivable Deductions. From time to time, TFM may ask Supplier to deduct amounts that are due from manufacturers to TFM (each such amount deducted by Supplier being an “Accounts Receivable Deduction”). Supplier has the right, in its discretion, to refuse to honor any Accounts Receivable Deduction request that TFM may make. TFM will provide Supplier with all documentation in support of each requested Accounts Receivable Deduction, in the format required by Supplier. Credits will normally be issued within [***] days after Supplier’s deduction from a vendor. Subject to such [***] period, Supplier will issue credit to TFM’s Retailer Statement each Friday for the aggregate amount of Accounts Receivable Deductions actually deducted against applicable vendor product payments since the last Accounts Receivable Deduction credit to TFM. All Accounts Receivable Deductions submitted to Supplier must be dated and received by Supplier within [***] of the date of purchase of the Product(s) by TFM from Supplier. Accounts Receivable Deductions apply only to Product purchased through a Supplier distribution center and sold at the TFM Stores.

(ii)    Repayment of Accounts Receivable Deductions. If after processing an Accounts Receivable Deduction request and paying the amount of such Accounts Receivable Deduction to TFM, Supplier repays any such deducted amount, which Supplier may do in its sole discretion, TFM will, upon notice from Supplier, repay such amount to Supplier either by Supplier offsetting such amount against amounts otherwise due from Supplier to TFM or by Supplier adding such amount to TFM’s next Retailer Statement. By sending an Accounts Receivable Deduction to Supplier for collection, TFM represents to Supplier the following: (i) that the vendor is legally obligated to pay TFM the amount shown on the Accounts Receivable Deduction; and (ii) that such amount is not subject to any defenses, offsets or counterclaims. TFM will be responsible for researching and responding to any vendor inquiries about Accounts Receivable Deductions taken by Supplier on behalf of TFM.

(iii)    Unprocessed Deductions. If after [***] days of posting an Accounts Receivable Deduction to a vendor account, Supplier is unable to process any Accounts Receivable Deduction, Supplier will notify TFM that the Accounts Receivable Deduction will be cancelled in the Supplier system, and that TFM may pursue the collection directly with the vendor. TFM will indemnify, defend and hold harmless Supplier from and against all losses, claims, liabilities, and expenses, including attorneys’ fees and settlement costs, arising out of or having to do with any Accounts Receivable Deduction taken by Supplier on behalf of TFM, which obligations will survive any expiration or termination of this Agreement.

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(iv)    Not an Agent. TFM will use [***] to insure that the supply of Product from manufacturers to Supplier is not adversely affected by any Accounts Receivable Deductions that Supplier may take pursuant to this Section 12(f). The Minimum Fill Rate shall not be adversely affected by (and the necessary adjustments will be made to reflect) an interruption in the supply of Product from a manufacturer to Supplier if the interruption is caused by the refusal of the manufacturer to ship product to Supplier and such refusal is attributable (in whole or in part) to any disputed Account Receivable Deduction processed by Supplier pursuant to this Section 12(f). For the avoidance of doubt, Supplier is not acting as TFM’s agent, or otherwise on its behalf or in any related capacity, but is offering to provide the service to TFM described in this Section 12(f).

(v)    Fee and Payment. Supplier shall charge a processing fee for each Accounts Receivable Deductions as compensation for its assistance with the Accounts Receivable Deduction. Supplier shall charge such fee to the vendor. The amount of the fee will be [***] of the Accounts Receivable Deductions amount, whichever is greater. The processing fee will be added to the deduction amount deducted from the vendor and will be retained by Supplier.

XIII.    RECORDS; FINANCIAL STATEMENTS; COMPLIANCE.

(a)    Records; Right to Audit. Supplier will maintain, in accordance with generally accepted accounting practices, accurate and complete records that enable TFM to verify Supplier’s full compliance with this Agreement. TFM (including a third party accounting firm who signs a Confidentiality Agreement reasonably acceptable to Supplier and who is not paid on a contingent fee basis, but not any other third party) may examine upon [***]’ prior written notice to Supplier during normal business hours, Supplier’s records and accounts to the extent that such records or accounts are relevant to services provided or payments made under this Agreement for the previous [***]; provided, however, that TFM shall only be entitled to conduct such audit once each year. TFM will be entitled to a refund for all amounts that any review report finds TFM overpaid to Supplier, and TFM will promptly pay to Supplier all amounts that any review report finds TFM underpaid to Supplier. TFM will bear the cost of any review unless it is determined that Supplier overcharged TFM during the period of time for which the records were audited by [***] or more, in which case Supplier will pay the cost of such review.

(b)    Financial Statements. As of the Effective Date, Supplier has provided TFM true and correct copies of the recent audited financial statements for Supplier and its parent company and will provide such information to TFM on an annual basis upon TFM’s request from time to time. TFM shall submit to Supplier a current annual balance sheet, income statement, and cash flow statement within [***] days following the end of each of TFM’s fiscal years. In addition, TFM’s Chief Financial Officer (or other senior financial representative designated by TFM) will conduct a [***] financial business review of TFM’s financial condition with Supplier’s Chief Financial Officer, Chief Accounting Officer, Director of Credit or other senior financial representative designated by Supplier; provided, however, beginning as of the Commencement Date and continuing through the end of the first (1st) Annual Period, TFM’s Chief Financial Officer (or other senior financial representative designated by TFM) will

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 23 OF 46

conduct a [***] financial business review of TFM’s financial condition with Supplier’s Chief Financial Officer, Chief Accounting Officer, Director of Credit or other senior financial representative designated by Supplier.

XIV.    INSURANCE. Supplier shall carry, at Supplier’s sole cost and expense, the following types of insurance with an insurance company or companies qualified to transact business in the states in which Supplier performs its obligations under this Agreement:

(a)    Commercial general liability insurance with “Occurrence Form” products coverage on all services, equipment or Products provided to TFM, stipulating minimum coverage limits of not less than [***] for each occurrence, and naming TFM as an additional insured under said policy with no less than the limits and coverages specified herein, via endorsement forms CG 20 10 07 04, CG 20 37 07 04 and CG 20 15 07 04 (or equivalent endorsements subject to TFM’s approval), which such insurance shall be “primary” and “non-contributory” as to any other insurance available to TFM;

(b)    Workers’ compensation insurance at statutory limits as required by applicable law (including Employer’s Liability Insurance in an amount of [***] covering all persons employed by Supplier in connection with the performance of this Agreement;

(c)    Business auto liability insurance (including owned, leased, hired and non-owned vehicles) with minimum coverage limits of not less than [***] combined single limit for bodily injury, personal injury and property damage, and naming TFM as an additional insured via endorsement form CA 20 48 02 99 (or equivalent endorsement subject to TFM’s approval);

(d)    Stock Throughput insurance policy, stipulating minimum coverage limits of not less than [***];

(e)    Excess/Umbrella liability coverage in excess of the commercial general liability, employer’s liability, business auto liability and stock throughput policies referenced above, with minimum limits of not less than [***], and naming TFM as an additional insured under said policy. This policy shall contain no language that will act as an exclusion of or limitation on TFM’s additional insured status or any other insurance required in this Section 14; and

(f)    As of the Effective Date, Supplier shall deliver to TFM evidence of each type of insurance coverage and extension listed above. Each of the above policies shall be endorsed to provide a Waiver of Subrogation in favor of TFM. All policies must be issued by a company having an A.M. Best rating of no less than A-, VII or the equivalency of the then-prevailing insurance rating bureau or other successor rating system. Supplier shall provide TFM with a Certificate of Liability Insurance and all endorsements evidencing each type of insurance coverage and extension listed above upon TFM’s request from time to time.

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XV.    INDEMNIFICATION.

(A)    TO THE FULLEST EXTENT ALLOWED BY LAW, SUPPLIER WILL INDEMNIFY, REIMBURSE AND HOLD HARMLESS TFM, ITS SUBSIDIARIES, AFFILIATES, PARTNERSHIPS, JOINT VENTURE PARTNERS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, REPRESENTATIVES, AGENTS, AND EMPLOYEES (EACH, AN “INDEMNIFIED PARTY”, AND COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ALL DAMAGES, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS’ FEES AND EXPENSES INCURRED BY AN INDEMNIFIED PARTY IN ENFORCING SUPPLIER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT) (COLLECTIVELY, “DAMAGES”), IN ANY MANNER ARISING OUT OF ANY DAMAGES RESULTING FROM: (I) SUPPLIER’S NEGLIGENT ACTS OR OMISSIONS, OR (II) ANY INTENTIONAL OR WILLFUL MISCONDUCT BY SUPPLIER, OR (III) SUPPLIER’S BREACH OF THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, SUPPLIER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY INDEMNIFIED PARTY HEREUNDER TO THE EXTENT OF THAT PORTION OF ANY DAMAGES RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY. IN ADDITION TO, AND WITHOUT LIMITING THE FOREGOING OBLIGATIONS (BUT INCLUDING THE LIMITATIONS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE), SUPPLIER WILL DEFEND THE INDEMNIFIED PARTIES AGAINST THIRD PARTY CLAIMS FOR DAMAGES RESULTING FROM SUCH MATTERS LISTED ABOVE [I.E., (I) SUPPLIER’S NEGLIGENT ACTS OR OMISSIONS, OR (II) ANY INTENTIONAL OR WILLFUL MISCONDUCT BY SUPPLIER, OR (III) SUPPLIER’S BREACH OF THIS AGREEMENT], BUT ONLY IF SO ELECTED BY ANY SUCH INDEMNIFIED PARTY IN ITS SOLE DISCRETION.

(B)    SUPPLIER COVENANTS NOT TO SETTLE ANY MATTER ARISING UNDER THIS SECTION 15 WITHOUT FIRST OBTAINING TFM’S PRIOR WRITTEN CONSENT. SUPPLIER AGREES THAT THE BENEFITS OF THIS SECTION 15 SHALL APPLY TO ALL INDEMNIFIED PARTIES AND THAT ANY ONE THEREOF MAY ENFORCE THE PROVISIONS HEREOF DIRECTLY AGAINST SUPPLIER.

XVI.    FORCE MAJEURE. In the event of any occurrence beyond the reasonable control of either party (excluding financial inability or equipment breakdown such as warehouse refrigeration unit breakage), including, but not limited to fire, earthquakes, floods, war, national emergency, epidemics, acts of God, terrorist activity, insurrection, riot, strike, lockout, or other industrial disputes, robbery, hijack, government regulations, acts of government, abnormal weather, casualty, explosion, disruption of the transportation system, or fuel shortages, such party’s performance shall be excused to the extent the inability to perform was caused by such occurrence. In addition, in the event of damage to or destruction of a Supplier Facility so that Supplier can no longer store Products at such Supplier Facility pursuant to the terms hereof, for whatever cause, Supplier shall not charge TFM for any additional transportation costs over what would have been charged had such damage or destruction not occurred.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 25 OF 46

XVII.    DISPUTE RESOLUTION.

(a)    Any dispute between the parties arising out of this Agreement shall be subject to a [***] good faith negotiation period (the “Negotiation Period”) during which direct negotiations shall be conducted with involvement of executive representatives of each party in attempt to resolve any such dispute.

(b)    If the parties are unable to resolve their dispute within the Negotiation Period, at the option of either party, a dispute arising in connection with this Agreement shall be submitted to arbitration. Except as otherwise set forth in this Section 17, such arbitration will be conducted pursuant to the Federal Arbitration Act (9 U.S.C. § 1 et seq.). The arbitration shall be conducted in accordance with such rules as may be agreed upon by the parties, or failing agreement within [***] after arbitration is demanded, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the dispute, subject to any modifications contained in this Agreement. The language of arbitration will be English. The place of arbitration will be [***] or such other place as may be mutually agreed to by the parties. In the event the dispute at issue has a dollar value [***] such arbitration will be conducted by one (1) neutral arbitrator. In the event the dispute at issue has a dollar value [***] such arbitration will be conducted by a panel of three (3) neutral arbitrators. Expenses of arbitration will be divided equally between the parties. In the event of arbitration, the arbitration panel will pass finally upon all questions, both of law and fact, and the panel’s findings and award will be conclusive.

(c)    Unless the parties agree otherwise, discovery will be limited to an exchange of directly relevant documents. Depositions will not be taken except as needed in lieu of a live appearance or upon mutual agreement of the parties. The arbitrator(s) shall resolve any discovery disputes. The discovery may be used as evidence in the arbitration hearing to the same extent as if it were a court proceeding. Information obtained by either party during the course of discovery must be kept confidential, must not be disclosed to any third party, must not be used except in connection with the arbitration proceeding, and, at the conclusion of the proceeding, must be returned to the other party. Both parties will make their agents and employees available upon reasonable notice at reasonable times and places for pre-hearing depositions without the necessity of subpoenas or other court orders. The arbitrators will issue subpoenas to compel the attendance of, and the production of documents by, third-party witnesses at depositions or at the hearing. The arbitration award shall be in writing and include the findings of fact and conclusions of law upon which it is based. Enforcement of the arbitration award may be ordered by any court of competent jurisdiction.

(d)    The parties knowingly and voluntarily waive their rights to have any dispute tried and adjudicated by a judge or a jury. Notwithstanding the foregoing, upon the application by either party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator(s), the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrator(s) shall be final and binding on the parties and shall serve as the facts to be submitted to and relied upon by the court in determining the extent to which the award should be confirmed, modified or vacated.

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(e)    Except as otherwise required by law, the parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the dispute. If either party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party shall be entitled to be awarded costs, including reasonable attorney’s fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

(f)    Remedies; Disclaimer of Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR A PARTY BEING ENTITLED TO RECEIVE ANY EXPRESS COMPENSATORY DAMAGES SET FORTH IN THIS AGREEMENT (SUCH AS IN SECTION 4 FOR FILL RATE FAILURES, AND SECTION 7 FOR DELIVERY RATE BREACHES):

(I)    EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO RECEIVE CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY CLAIM IT MAY HAVE AGAINST THE OTHER PARTY (EXCEPT FOR CLAIMS ARISING FROM OR RELATING TO A BREACH OF SECTION 20 (CONFIDENTIALITY) OF THIS AGREEMENT OR DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY, OF WHICH THE PARTIES SPECIFICALLY DO NOT WAIVE);

(II)    EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO RECEIVE SPECIAL, INDIRECT, OR INCIDENTAL DAMAGES WITH RESPECT TO ANY CLAIM IT MAY HAVE AGAINST THE OTHER PARTY (EXCEPT FOR CLAIMS ARISING FROM OR RELATING TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY, OF WHICH THE PARTIES SPECIFICALLY DO NOT WAIVE); AND

(III)    EACH PARTY HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO RECEIVE EXEMPLARY OR PUNITIVE DAMAGES WITH RESPECT TO ANY CLAIM IT MAY HAVE AGAINST THE OTHER PARTY.

(g)    Notwithstanding any contrary provisions of this Agreement, the parties recognize that certain business relationships could give rise to the need for one or more of the parties to seek emergency, provisional or summary relief to repossess and sell or otherwise dispose of goods, equipment and/or fixtures, to prevent the sale or transfer of goods, equipment and/or fixtures, to protect real or personal property from injury, or to obtain possession of real estate and terminate leasehold interests, and for temporary injunctive relief. Immediately following the issuance of any such relief, the parties agree to the stay of any judicial proceedings pending mediation or arbitration of all underlying claims between the parties.

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XVIII.    GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any state’s choice or conflicts of laws principles that may require the application of the laws of another jurisdiction.

XIX.    NOTICES. All notices required or permitted hereunder shall be given in writing and shall be effective for all purposes on the date of receipt if hand delivered or sent by (a) certified or registered United States mail, postage prepaid or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, in each case addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto in a written notice to the other parties in the manner provided for in this Section 19):

If to Supplier:	SUPERVALU INC.
	Attn:	[***]
11840 Valley View Road
Eden Prairie, Minnesota 55344
	Phone:	[***]

With a copy (which shall not constitute notice) to:

SUPERVALU INC.
	Attn:	Legal Department
11840 Valley View Road
Eden Prairie, Minnesota 55344
	Phone:	[***]

If to TFM:	The Fresh Market, Inc.
	Attn:	[***]
628 Green Valley Road, Suite 500
Greensboro, North Carolina 27408
	Phone:	[***]
	Email:	[***]

With a copy (which shall not constitute notice) to:

The Fresh Market, Inc.
	Attn:	General Counsel
628 Green Valley Road, Suite 500
Greensboro, North Carolina 27408
	Phone:	[***]
	Email:	[***]

XX.    CONFIDENTIALITY. Supplier and TFM agree not to disclose, and to keep confidential, all information concerning the terms of this Agreement and the business practices, strategies, operating procedures and pricing structures employed by the other party, and to employ reasonable measures designed to prevent such information from being divulged to third

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parties. Notwithstanding the foregoing, no information shall be considered confidential which (a) is known to the receiving party prior to disclosure by the disclosing party without any restrictions on confidentiality; (b) is disclosed to the receiving party by a third party who is not under any obligation of confidentiality to the disclosing party; (c) is publicly available other than as a result of a breach of the receiving party of its obligation of confidentiality set forth herein; (d) disclosed to existing or prospective lenders or investors, who are also under a contractual or legal duty to maintain confidentiality under no less than the standard set forth herein; (e) involves disclosures required by applicable law or rule of any national securities exchange or governmental authority; or (f) is required to be disclosed in any legal proceeding or pursuant to applicable law; provided, that prior notice is given to the disclosing party whenever possible or legally permissible. The obligations of confidentiality contained herein shall survive the expiration or earlier termination of this Agreement for a period of [***]

XXI.    MISCELLANEOUS.

(a)    Relationship between Parties. It is understood and agreed that each party is an independent contractor for purposes of this Agreement, and the parties will neither direct the manner nor the method by which the other party performs its duties under this Agreement. The Parties do not intend to create an employment, joint venture, partnership or agency relationship between TFM and Supplier. Each party acknowledges that it is an independent contractor for all purposes. As an independent contractor, each party acknowledges and agrees that the other party will not be responsible for payment of any F.I.C.A., F.U.T.A., or other similar charges or withholdings on behalf of the other party, and that it is each party’s obligation to report and pay all federal, state and local income, self-employment and other taxes due on all compensation paid to it by the other party. Neither party, nor any of its employees, independent contractors, agents or representatives will have any claim under this Agreement or otherwise against the other party for vacation pay, sick leave, retirement benefits, Social Security, workers’ compensation, disability, employment insurance benefits or employee benefits of any kind. Each party is solely responsible for compensating its employees, independent contractors, agents and representatives who perform any obligations pursuant to this Agreement.

(b)    Successors and Assigns; Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns; provided, however, in no event shall either party assign any of its rights or obligations under this Agreement without the prior written consent of the other party, provided, that, in no event shall TFM be required to obtain consent from Supplier or otherwise be prevented from assigning this Agreement to any such successor or surviving entity as part of any merger, change in control or other ownership structure change of TFM.

(c)    Promotional Matters. Each party agrees that (i) nothing in this Agreement shall give either party or any of its affiliates any right, title or interest in any trademarks, service marks, or trade secrets of the other party, (ii) neither party nor any of its affiliates will apply for or obtain a registration for any trademark or service mark of the other party, or any similar mark thereto, (iii) upon expiration or termination of this Agreement, each party will cease all usage of any name or mark of the other party or its affiliates. Notwithstanding anything to the contrary contained herein, in no event shall either party use any logos, trademarks, service marks, or other similar intellectual property of the other party without obtaining the other party’s prior written

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consent, nor shall either party issue any press release or other similar communication to the public or any other third party regarding any matter under this Agreement (including but not limited to the fact that the Agreement exists) without obtaining the prior written consent of the other party unless a party is required by law to issue such a press release or other similar communication. Notwithstanding the foregoing, the parties agree to issue a joint press release, on the next business day after this Agreement is executed by both parties, stating that the parties [***] upon the proper wind down of certain of TFM’s current supplier relationships.

(d)    Severability. If any provision contained in this Agreement is held to be unenforceable by an arbitrator or by a court of law or equity, this Agreement will be construed as if such provision did not exist, and the unenforceability of such provision will not in any way affect the enforceability of any other provision of this Agreement.

(e)    Waiver. The failure to enforce, or the waiver by either party of, one default or breach of the other party will not be considered to be a waiver of any subsequent default or breach.

(f)    Section Headings. The section headings of this Agreement are for reference only and will not be considered in the interpretation of this Agreement.

(g)    Counterparts. This Agreement may be executed in one or more counterparts, and via facsimile, pdf or other electronic signatures, all of which will be considered one and the same agreement, and will be effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

(h)    Entire Agreement. This Agreement, the Exhibits, schedules and related documents referenced in this Agreement, constitute the entire and integrated agreement between TFM and Supplier with respect to the subject matter of this Agreement. All previous understandings, either written or oral, between the parties are annulled and superseded. No modification to this Agreement will be binding on either party unless it is in writing and signed by both TFM and Supplier. All disclaimers, conditions, limitations of liability and other terms set forth in any pre-printed form, purchase order, bill of lading, receipt, invoice, acknowledgment, packing slip, confirmation, click-through or click-wrap agreement or other document or agreement of Supplier which conflict with or add to the terms of this Agreement will not be binding on either party to the extent same conflict with the terms of this Agreement.

(i)    Survival. All claims that accrued or arose before the expiration or earlier termination of this Agreement, including without limitation the obligation to pay moneys accrued and owed to the other party but unpaid or not yet due at the time of expiration or termination, will survive any expiration or termination of this Agreement.

(j)    Cumulative Remedies. Each party’s rights and remedies arising under this Agreement shall be in addition to any rights and remedies arising under any other agreement or otherwise, and all such rights and remedies shall be cumulative and not exclusive, except as may be expressly provided otherwise herein. The exercise or partial exercise by either party of any

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 30 OF 46

right or remedy shall not impair that party’s right to subsequently exercise the same or any other right or remedy. Notwithstanding anything in this Agreement to the contrary, any elections, consents, waivers or approvals by either party under this Agreement shall be in that party’s sole discretion.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 31 OF 46

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an authorized officer or representative, all as of the Effective Date.

THE FRESH MARKET, INC.

By:
Name:	Richard Anicetti
Title:	President & Chief Executive Officer

SUPERVALU INC.

By:
Name:	Mark Gross
Title:	President and Chief Executive Officer

EXHIBITS

Exhibit A – Early Termination Fees

Exhibit B – Maximum Additional Skus

Exhibit C – TFM Current Supplier Facilities Inventory Disposition Procedures

Exhibit D – Sku Shelf-Life Periods

Exhibit E – Freight and Fuel Charges

Exhibit F – Reclamation Program

Exhibit G – Credit Policy

Exhibit H – Fill Rate Email Notice

Exhibit I – Delivery Rate Email Notice

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 32 OF 46

EXHIBIT A

EARLY TERMINATION FEES

Effective Date of Early Termination	**Early Termination Fee
[***]	[***	]
[***]	[***	]

[***]

EXHIBIT B

MAXIMUM ADDITIONAL SKUS

The initial number of Maximum Additional Skus to be added by Supplier shall not exceed [***] additional Skus of non-TFM Private Label Products and [***] additional Skus of TFM Private Label Products. To the extent TFM’s purchases from Supplier during an Annual Period exceed the following amounts, the amount of Maximum Additional Skus shall be increased as follows:

Annual Cases Purchased by TFM (excluding Invoiced Crossdocks and Non- Invoiced Crossdocks)	Total Maximum Additional Skus (including any prior Maximum Additional Skus) of non-TFM Private Label Products		Total Maximum Additional Skus (including any prior Maximum Additional Skus) of TFM Private Label Products
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]
[***]	[***	]	[***	]

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 34 OF 46

EXHIBIT C

TFM FACILITIES INVENTORY DISPOSITION PROCEDURES

1.    Work Down of Merchandise. TFM will use [***] to attain a low level of Transferred Merchandise at the TFM Current Supplier Facilities (as defined below) as of the Transition Completion Date. TFM will work with its current supplier (“Current Supplier”) to minimize the amount of Transferred Merchandise, including without limitation using reasonable efforts to cause Current Supplier to suspend all forward buy and diverting activities into the TFM Current Supplier Facilities for deliveries after the Transition Completion Date. The parties will work together to transition procurement and purchasing to Supplier by vendor lead times. Prior to the Transition Completion Date, TFM will distribute as much Transferred Merchandise as reasonably possible from the TFM Current Supplier Facilities to the TFM Stores.

2.    Distribution of Transferred Merchandise to Supplier Facilities. Supplier will pay directly to the Current Supplier the costs negotiated by TFM for Transferred Merchandise. Supplier and TFM shall reasonably agree on a process to count Transferred Merchandise and ship it to the Supplier Facilities, including inspection by Supplier representatives when Transferred Merchandise is loaded onto the trucks. Supplier will pay the costs of transporting the Transferred Merchandise to Supplier Facilities, including without limitation all freight and fuel costs. TFM will assist Supplier in obtaining backhaul opportunities in connection with such transportation.

3.    Obligation to Repurchase Transferred Merchandise. TFM will repurchase all Transferred Merchandise back from Supplier at Supplier’s acquisition cost plus the applicable Fees and other charges provided for in Section 6 plus applicable freight and fuel charges set forth in the Agreement. TFM will place orders for all Transferred Merchandise at a mutually agreed upon date following the Transition Completion Date. TFM will be responsible for paying for all Transferred Merchandise purchased by Supplier, even if same becomes out of date.

4.    Definitions. As used herein, the following terms shall have the following meanings: (a) “TFM Current Supplier Facilities” shall mean the [***] distribution centers located in [***], which distribution centers contain merchandise owned by TFM or Current Supplier; (b) “Transferred Merchandise” shall mean full pallet quantities of salable merchandise in the TFM Current Supplier Facilities as of the transfer date; and (c) “Unsaleable Inventory” shall mean damaged inventory; inventory which is out-of-date or which cannot readily be sold in the ordinary course of business within a commercially reasonable period of time after the Transition Completion Date without becoming out-of-date; excess/aged inventory; any inventory which is unsaleable; any inventory of a kind or in a quantity which cannot readily be sold in the ordinary course of business within a commercially reasonable period of time after the Transition Completion Date; and any inventory in less than full pallet quantity. Transferred Merchandise shall not include any Unsaleable Inventory.

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EXHIBIT D

SKU SHELF-LIFE PERIODS

The parties will mutually agree upon Exhibit D prior to the Commencement Date.

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EXHIBIT E

FREIGHT AND FUEL CHARGES

Supplier will charge TFM on a [***] basis for freight and/or fuel costs and fuel surcharge costs. These costs related to transporting the Products and other items to and/or from TFM Stores and/or to the Supplier Facilities. The following freight and fuel charges shall apply, all of which shall be paid by TFM:

(i)     All miles driven, will be charged base rate per mile: [***]

(ii)    A fuel surcharge will be charged for fuel costs in excess of a base diesel fuel cost of [***] per gallon, with [***] per gallon, as the operational metric. For example, if diesel fuel is [***] per gallon, the fuel surcharge would be calculated by [***] less $[***] = [***] mpg = [***] fuel surcharge, in addition to the base rate per mile. Fuel price will be based on US Department of Energy (DOE) lower Atlantic rate prevailing on ship date of load based on destination. The rate will be adjusted [***] based on [***]. In the event [***] is a holiday, [***] will be the determining date.

(iii)    A trailer refrigeration unit (reefer) fuel charge of [***] of the fuel surcharge rate. For example, in the above example of [***] fuel surcharge, the reefer fuel charge would be [***], in addition to the base rate per mile, and the fuel surcharge.

(iv)    In addition, to the above charges, a Backhaul Stop Charge of [***] when applicable.

These rates will remain in effect, unless any of the following freight metrics change, at which point the parties will meet and adjust the rates accordingly, by a mutually agreeable amount. In the event, the parties cannot agree on a rate increase, TFM shall have the right to seek an alternative 3rd party freight provider.

●	An individual Supplier Facility % of overall miles changes by [***] from base % below:

● [***]	[***]
● [***]	[***]
● [***]	[***]
● [***]	[***]
● [***]	[***]

●	Average length of haul varies by more than [***] from a base of [***]

●	Overall total miles vary by more than [***] from a base of [***]

●	The number of Metro trips changes by [***]

Notwithstanding anything to the contrary in this Agreement, Supplier has the right to [***] based on freight expense increases, provided no [***] increase will exceed [***] of the previous [***] rate.

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EXHIBIT F

RECLAMATION PROGRAM

The damage reclamation program was developed to reduce losses associated with damaged product in the Grocery, Frozen, Dairy and GM departments. The program allows stores to recover credit for in-store damage, recalls, guaranteed sale, and reset products.

1.	Return only damaged Grocery, General Merchandise, Frozen Food and Dairy product that have been shipped from your SUPERVALU Distribution Center.

2.	Products returned must be non-salable. Credit will not be issued for undamaged product or any of the following Unauthorized Items:

[***]

3.

Credit will not be issued “Pass on Swell” vendors. These products are given an allowance on your invoice for every case ordered. The damage allowance is deemed to cover all losses. A complete list of vendors is available in SVHarbor under e- reports\reclaim procedures.

4.

Grocery and GM product must accompany package to receive credit. Leaking packages must be taped or placed in clear plastic bags to minimize soiling of other products. Exception — Liquids may be emptied from damaged bottles.

5.

Frozen Food and Dairy products must be removed from packages and only the empty package returned to the DRC. No credit will be issued if Frozen Food and Dairy product accompanies packages. Frozen Food and Dairy packages should be packed together in a separate box to enhance damage credit processing. The delay in transport and scanning is the reason stores MUST empty perishable products. There is no refrigeration once the product leaves the store.

To avoid contamination of product, separate “Food” items from “Non-Food” items such as detergent and cat litter. Boxes of Non-Food items should be placed in lowest pallet layers.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 38 OF 46

[***]

[***]

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 39 OF 46

[***]

PSE Item Returns

Damaged products containing PSE (Pseudoephedrine) cannot be returned through the damage reclamation center process. These products must be sent back through the “controlled” product process currently used by store pharmacies utilizing MedTurn for disposition and credit reimbursement. Stores that do not have a pharmacy account with Supervalu will be able to send returns to MedTurn using their seven digit Supervalu account number.

1.	Each store will access the MedTurn website https://clsnetlink.com. They will enter their User Name and Password.

a.	User Name: svpse(XXXXXX = 6 digit store #)

b.	Password: svpse(XXXXXX = 6 digit store #)

c.	NOTE: The password is case sensitive. If your store number is less than six digits, please add a leading ‘0’ to the store number to make it six digits

2.	Stores will print a bar-coded box label that will indicate to CLS MedTurn what store the product is from and that they are a participant of the SUPERVALU Grocery PSE Returns Program.

Guaranteed Sales Programs

GM/HBC Department has special return programs utilizing the damage reclamation process periodically throughout the year. This includes, but not limited to, seasonal products such as sun care products and continuities. Stores will be sent specific instructions for each program that must be followed in order to receive credit for your returns.

Product must be kept separate from damaged goods. If the item fits, put it in a banana box separate from damaged goods. Cases, not in banana boxes, must have a bar code label on the case. Every box returned through the reclamation process must have a barcode label on it in order to be processed for credit. Enter box information on the log sheet and have it signed by the driver. (Affix the peel off sticker for the box numbers to the log sheet.) Returned items will appear on your DRC Special Returns Report under the “GS” section.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 40 OF 46

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PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 41 OF 46

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How often does credit get issued?

Credits are processed in [***]

How does the store see detail of what a credit is for?

Damage and Special Returns Summary Reports are available in Netsearch & SVHarbor.

What is the phone number to the reclamation center?

Stores should not call the reclamation centers. If there are questions the store should contact SUPERVALU Customer Service at 1-888-256-2800.

Why did the item scan as UA?

UA is Unauthorized. Some vendors do not participate in the Damage Reclamation program; therefore, their items are unauthorized. Also some product may not have been supplied by SUPERVALU or the UPC scanned is incorrect.

Can a store send back outdated product?

No. Stores cannot send back outdated product. They are encouraged to markdown and sell short coded items prior to product exphation.

Can a store send back baby formula?

Not all formula is eligible for reclamation (Example: Similac brand is NOT reclaimable). Because it is a high dollar item it is recommend the store track this carefully by notating it on the box log and making sure there is a drivers’ signature on the log.

Item was recalled but store did not get credit?

First step is to determine how did the product scan? Is it under another scan type such as RD or PS, if so it will appeal’ on the DRC Damage Summary. This could indicate the product was not returned in the timeframe listed on the recall notice. Checks recall notice for dates of recall. The store should know when the product left the store by looking at their box log.

Store is missing a box number.

Check the DRC Damage or Special report to see what boxes were last scanned. Example: Store hasn’t seen credit for box #2720, according to the reports they are only on box 2718, box 2720 should be on the next report.

Store is missing a box number and it is past the box number on the reports

Once you have checked the DRC Damage or Special report to see what boxes were last scanned. The store will then need to provide a driver’s signed box log and detail of what was returned.

Any inquires call SUPERVALU Customer Service [***]

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 42 OF 46

EXHIBIT G

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SUPERVALU Customer Service (SVCS): Customer Request Guidelines Toll Free Phone: [***] & Fax - [***]

Hours of Operation:
Pacific Time:	Monday - Friday: 4:00 am - 4:00 pm, Saturday: 5:00 am - 2:00 pm, Sunday: 7:00 am - 11:00 am
Mountain Time:	Monday - Friday: 5:00 am - 5:00 pm, Saturday: 6:00 am - 3:00 pm, Sunday: 8:00 am - 12:00 pm
Central Time:	Monday - Friday: 6:00 am - 6:00 pm, Saturday: 7:00 am - 4:00 pm, Sunday: 9:00 am - 1:00 pm
Eastern Time:	Monday - Friday: 7:00 am - 7:00 pm, Saturday: 8:00 am - 5:00 pm, Sunday: 10:00 am - 2:00 pm

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PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 43 OF 46

SUPERVALU Customer Service (SVCS): Customer Request Guidelines Toll Free Phone: [***] & Fax - [***]

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PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 44 OF 46

SUPERVALU Customer Service (SVCS): Customer Request Guidelines Toll Free Phone: 1-888-256-2800 & Fax - 1-888-222-1033

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PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 45 OF 46

EXHIBIT H

FILL RATE EMAIL NOTICE

Notice shall be given by TFM by email to at least two (2) of the following addresses, which addresses may be changed by Supplier upon notice to TFM:

Name	Email Address
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The notice must specify the specific dates of failure, the percentage of failure, and any compensation due.

PRODUCT SUPPLY AGREEMENT BETWEEN THE FRESH MARKET, INC. AND SUPERVALU INC.	PAGE 46 OF 46

EXHIBIT I

DELIVERY RATE EMAIL NOTICE

Notice shall be given by TFM by email to [***] which addresses may be changed by Supplier upon notice to TFM:

Name	Email Address
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The notice must specify the specific dates of failure, the percentage of failure, and any compensation due.